EXHIBIT 10.1

COMPENSATION AGREEMENT

This Compensation Agreement is dated as of November 29, 2006 by and between IGIA, Inc. a Delaware corporation (the “Company”) and Dr. Jean R. Fuselier, Sr. (the “Consultant”).

WHEREAS, the Company has requested the Consultant provide the Company with consulting services in connection with their business, and the Consultant has agreed to provide the Company with such consulting services; and

WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such services rendered.

NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. The Company will issue Twenty Million (20,000,000) shares of the Company’s common stock, par value $0.001 per share, to the Consultant, subsequent to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 2 below. The shares to be issued shall represent partial consideration for services to be performed by the Consultant on behalf of the Company.

2. The above compensation shall be registered using a Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission by December 15, 2006.

IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

IGIA, INC.

/s/ Avi Sivan
Avi Sivan
Chief Executive Officer

/s/ Dr. Jean R. Fuselier, Sr.
Dr. Jean R. Fuselier, Sr.